AMENDMENT TO THE
                     APL LIMITED SMART PLAN


     It is proposed that the Benefits Committee adopt the attached Fourth Amendment to the current 1993 restatement of the APL Limited SMART Plan.

     At its October 9, 1996 meeting, the Board approved the principal feature of this amendment, which is to change the current matching formula. As one facet of the comprehensive redesign of the Company's benefits package, the purpose of this amendment is to reduce the base Company matching contribution to 75% from 100% of participant deferrals (through 6% of compensation).
However, the Board also approved the addition of a feature enabling the Company to make additional matching contributions in years in which the Company determines it has achieved excellent financial results.

     The Fourth Amendment also liberalizes the in-service withdrawal features of the Plan. To permit employees nearing retirement age the maximum access to their accounts so that they may make their own investment choices, management proposes to permit employees to withdraw all or any portion of their Plan balances once they have reached age 592. These withdrawals are generally eligible for IRA rollover and, after this age, the penalty taxes on "early" distributions do not apply. The proposed amendments described in this paragraph are within the Benefits
Committee's discretion to adopt.

     In all other respects, the attached Fourth
Amendment is routine and within the Benefits
Committee's discretion to adopt. It adds a supplement to describe the treatment of certain benefits transferred to the Plan as a result of the termination of the American President Profit-Sharing Plan and makes a few technical clarifying changes to the Plan text.


          WHEREAS, the Board has approved a change in the matching contribution formula under the APL Limited SMART Plan (Second Amendment and Restatement Effective as of January 1,
     1993) (the "Plan"), and it is deemed
     advisable to make certain other liberalizing and technical changes;

          NOW, THEREFORE, BE IT RESOLVED that the
     Fourth Amendment to the APL Limited SMART
     Plan (Second Amendment and Restatement
     Effective as of January 1, 1993) is hereby adopted effective as of the dates specified in such amendment; and be it further

     RESOLVED, that the officers of this corporation be, and each of them hereby is, authorized and directed to execute the attached Fourth Amendment and an updated plan document incorporating the Fourth Amendment, for and on behalf of this corporation, with such changes thereto as such officers shall approve at any time or from time to time for purposes of compliance with applicable law or that such officers determine are minor or merely administrative; and be it further

     RESOLVED, that the officers of this corporation be, and each of them hereby is, authorized and directed for and on behalf of this corporation to take such steps and to do all acts and prepare, execute and deliver any and all documents that they deem necessary or appropriate to carry out the foregoing resolutions.
                    FOURTH AMENDMENT TO THE
                     APL LIMITED SMART PLAN
               (Second Amendment and Restatement
                Effective as of January 1, 1993)


     The APL Limited SMART Plan (Second Amendment and
Restatement Effective as of January 1, 1993) (the
"Plan"), is hereby further amended as follows, effective as of the dates indicated:

     1. Section 4.2 of the Plan is amended to read as follows effective as of January 1, 1997:

4.2  Allocation of Matching Contributions

     All Matching Contributions are subject to the limitations set forth in Appendix I. For each payroll period, each Participant who made Matched
     Contributions shall be allocated a Matching
     Contribution and Forfeitures equal to 75% of the aggregate Matched Contributions made by the Participant since the close of the preceding payroll period. In addition, as of the last day of each Plan Year, the Company may make an additional discretionary Matching Contribution in an amount determined by the Company. Any such discretionary
     Matching Contribution shall be allocated to the accounts of Participants who are Employees on the last day of such Plan Year in proportion to their Matched Contributions for such Plan Year.
     Discretionary Matching Contributions are subject to all other terms of the Plan applicable to Matching Contributions.

     As soon as reasonably practicable after the amount of any Matching Contribution and required allocation is determined, the Matching
     Contribution shall be paid to the Trustee and shall be allocated, along with Forfeitures, among eligible Participants. A Participant shall be allocated no Matching Contribution with respect to a period for which Matching Contributions are suspended pursuant to Section 7.2 due to a withdrawal of Matched After-Tax Contributions.

     The foregoing notwithstanding, an individual who first became an Employee on or after April 1, 1989
     (and who did not transfer to this Plan from the AP
     Plan as of September 1, 1990), shall in no event be eligible for an allocation of Matching
     Contributions or Forfeitures for any period prior to the first day of the payroll period that commences on or after the date on which he or she completed a six-month Period of Service.

     A Participant's share of Matching Contribution and
     Forfeitures shall be credited to his or her Company Accounts. Each Participant's share of new
     Company Contributions and reallocated Forfeitures and his or her new Employee Contributions and Rollover Contributions shall be invested entirely in any one Investment Fund or in any combination of the available Investment Funds, except that not more than 50% of such contributions shall be invested in the APC Stock Fund.

     2. Article 7 of the Plan is amended to read in its entirety as follows, and cross references to Sections in Article 7 renumbered accordingly, effective as of July 1, 1997:

7.1  Age 592 Withdrawals

     A Participant who is an Employee and who has attained age 592 may withdraw all or any portion of his or her vested Accounts. A Participant shall not be permitted to make more than one withdrawal under this Section 7.1 in any period of six months. Any withdrawal made by a Participant who has attained age 592 shall be deemed made under this Section 7.1, and not under Sections
     7.2, 7.3 or 7.4.

7.2  Withdrawals From After-Tax Accounts and Rollover
     Accounts

     A Participant who is an Employee and who has After-
     Tax Accounts or Rollover Accounts may make withdrawals from such Accounts, as provided by this Section 7.2.

          (a)  A Participant may withdraw all or
          any portion of his or her After-Tax
          Contributions (not including investment
          increments) that are credited to his or
          her Pre-1987 After-Tax Accounts and that were not previously withdrawn by or distributed to the Participant. Any such withdrawal shall be treated as a withdrawal of Unmatched After-Tax
          Contributions, to the extent that
          previously unwithdrawn Unmatched After-
          Tax Contributions remain credited to the Participant's Pre-1987 After-Tax
          Accounts.  Any additional withdrawal of
          After-Tax Contributions shall be treated as a withdrawal of Matched After-Tax
          Contributions.  If Matched After-Tax
          Contributions are deemed withdrawn, no
          Matching Contributions or Forfeitures
          shall be allocated to the Participant's
          Company Accounts with respect to a
          period of six months, commencing as of
          the first day of the second payroll
          period following the date on which the
          withdrawal request was made; provided,
          however, that no such suspension of
          Matching Contributions or Forfeitures
          shall apply to a Participant who is at
          the same time withdrawing an amount on
          account of hardship pursuant to
          Section 7.4.

          (b)  A Participant who has withdrawn or
          is withdrawing the entire amount of his
          or her After-Tax Contributions credited
          to his or her Pre-1987 After-Tax
          Accounts pursuant to Subsection (a)
          above may withdraw all or any part of
          the remaining balance credited to his or her Pre-1987 After-Tax Accounts.

          (c)  A Participant who has withdrawn or
          is withdrawing the entire amount of his
          or her After-Tax Contributions credited
          to his or her Pre-1987 After-Tax
          Accounts pursuant to Subsection (a)
          above may withdraw all or any part of
          the balance credited to his or her Post-
          1986 After-Tax Accounts. The portion of the amount withdrawn that is taxable to the Participant under section 72(e) of the Code, as determined by the Company, shall be treated as a withdrawal of investment increments. The portion of the amount withdrawn that is not so taxable to the Participant shall be treated as a withdrawal of his or her After-Tax Contributions. A withdrawal of After-Tax Contributions under this
          Subsection (c) shall be treated as a
          withdrawal of Unmatched After-Tax
          Contributions, to the extent that
          previously unwithdrawn Unmatched After-
          Tax Contributions remain credited to the Participant's Post-1986 After-Tax
          Accounts.  After all Unmatched After-Tax
          Contributions are withdrawn, any
          additional withdrawal of After-Tax
          Contributions shall be treated as a
          withdrawal of Matched After-Tax Contribu tions. If Matched After-Tax
          Contributions are deemed withdrawn, no
          Matching Contributions or Forfeitures
          shall be allocated to the Participant's
          Company Accounts with respect to a
          period of six months, commencing as of
          the first day of the second payroll
          period following the date on which the
          withdrawal request was made; provided,
          however, that no such suspension of
          Matching Contributions or Forfeitures
          shall apply to a Participant who is at
          the same time withdrawing an amount on
          account of hardship pursuant to
          Section 7.4.

          (d)  A Participant who has Rollover
          Accounts may make withdrawals from such
          Accounts.  The amount that may be
          withdrawn under this Subsection (d)
          shall not exceed the balance credited to his or her Rollover Accounts.

          (e)  A Participant who wishes to make a
          withdrawal under this Section 7.2 shall
          make an election in accordance with
          procedures prescribed by the Company.  A
          Participant shall not be permitted to
          make more than one withdrawal under this
          Section 7.2 or Section 7.3 in any period of six consecutive months; provided, however, that withdrawals made at the same time shall be considered a single withdrawal.

7.3  Withdrawals From Other Accounts

     A Participant who is an Employee and who is withdrawing the maximum amount permissible under
     Section 7.2 may at the same time withdraw any amount that is not less than $500 and that does not exceed the lesser of:

          (a)  The value of the Participant's
          Company Accounts, Transferred Company
          Accounts and Profit-Sharing Accounts,
          reduced by the Participant's share of
          those Company Contributions that were
          actually paid to the Trustee less than
          24 months prior to the date of
          withdrawal; or

          (b)  The vested portion of the
          Participant's Company Accounts,
          Transferred Company Accounts and Profit-
          Sharing Accounts.

     A Participant shall not be permitted to make more than one withdrawal under Section 7.2 or this
     Section 7.3 in any period of six consecutive months; provided, however, that withdrawals made at the same time shall be considered a single withdrawal.

7.4  Hardship or Disability Withdrawal

     This Section 7.4 shall apply only to a Participant who is subject to a Disability or a Participant who is an Employee and who satisfies the requirements of Section 7.4. If such a Participant is withdrawing the maximum amount permissible under Sections 7.2 and 7.3 (and under all other plans of the Affiliated Group), then he or she may at the same time withdraw from his or her Salary Deferral Accounts, Company Accounts,
     Transferred Company Accounts and Profit-Sharing
     Accounts any additional amount that is not less than $500 and that does not exceed the following limitations:

          (a)  The maximum amount that may be
          withdrawn from a Participant's Salary
          Deferral Accounts is the sum of (i) the
          amount of his or her previously
          unwithdrawn Salary Deferrals that remain credited to such Accounts plus (ii) the amount of the net unwithdrawn investment income that was credited to such Accounts or to the corresponding accounts under the AP Plan as of December 31, 1988.

          (b)  The maximum amount that may be
          withdrawn from a Participant's Company
          Accounts is the vested portion of such
          Company Accounts.

7.5  Procedure for Hardship

     A Participant who wishes to make a hardship withdrawal under Section 7.4 shall make a request in accordance with the procedures prescribed by the Company. A hardship withdrawal under
     Section 7.4 shall be authorized only to the extent that the Participant has demonstrated that the after-tax proceeds of the requested funds are required for one or more of the following reasons:

          (a)  To pay expenses (i) for medical
          care described in section 213(d) of the
          Code that were incurred by the
          Participant, the Participant's spouse or any dependents of the Participant (as defined in section 152 of the Code) or
          (ii) necessary for such persons to
          obtain medical care described in section
          213(d) of the Code;

          (b)  To pay tuition and related
          educational expenses for a period not in excess of 12 months of post-secondary education for the Participant or his or her spouse, children or dependents;

          (c)  To purchase (excluding mortgage pay
          ments) a principal residence of the
          Participant;

          (d)  To prevent the eviction of the
          Participant from his or her principal
          residence or the foreclosure of the mortgage on the Participant's principal residence; or

          (e)  Any other reason described by the
          Commissioner of Internal Revenue in a
          revenue ruling, notice or other document of general application.

     Based on the foregoing criteria, no hardship withdrawal or a hardship withdrawal in an amount that is smaller than the amount requested by the Participant may be authorized. This Section 7.5 shall not apply to a Participant who is subject to a Disability.

7.6  Representations Necessary for a Hardship
     Withdrawal

     No Participant shall be eligible to receive a hardship withdrawal under Section 7.4 unless:

          (a)  The Participant represents to the
          Company, in the manner specified by the
          Company, that the withdrawal does not
          exceed the Participant's immediate and
          heavy financial need;

          (b)  The Participant represents to the
          Company, in the manner specified by the
          Company, that the Participant's
          immediate and heavy financial need
          cannot be relieved:

                    (i)  Through
               reimbursement or compensation
               by insurance or otherwise;

                    (ii) By reasonable
               liquidation of the
               Participant's assets, to the
               extent such liquidation would
               not itself cause an immediate
               and heavy financial need;

               (iii)By cessation of Salary
          Deferrals or
                         After-Tax Contributions; or

                    (iv) By other
               distributions or nontaxable
               (at the time of the loan)
               loans from this Plan or any
               other plans maintained by a
               member of the Affiliated
               Group, or by borrowing from
               commercial sources on
               reasonable commercial terms.

     This Section 7.6 shall not apply to a Participant who is subject to a Disability.

7.7  Payment and Source of Withdrawals

     A withdrawal shall be paid as soon as reasonably practicable after the request for such withdrawal is made in accordance with procedures prescribed by the Company. The value of a Participant's
     Accounts and the vested percentage of a
     Participant's Company Accounts shall be determined on the date when the Trustee effects the withdrawal transaction. Withdrawals shall be paid only in the form of a single lump sum in cash. In the case of a married Participant who participated in the NPSI Plan, a requested withdrawal shall not be paid unless the Participant's spouse has consented in writing to the payment of such withdrawal in the form of a lump sum (instead of a Qualified Joint and Survivor Annuity). The spouse's consent shall comply with Section 16.9 and shall be given within the 90-day period preceding payment of the withdrawal. If more than one Account is available to pay the withdrawal because the Participant elected to invest in more than one Investment Fund, the withdrawal shall be made proportionately from each available Account, subject to such other ordering rules as the Company may adopt.

7.8  Withdrawal Fees

     A Participant who makes a withdrawal under this Article shall be required to pay such fees as the Company may impose in order to defray the cost of processing withdrawals from the Plan.


     3. Section 18.4 of the Plan is amended to read as follows effective as of January 1, 1993:

18.4 Aggregation of Periods

     All of an individual's Periods of Service determined pursuant to this Article 18 shall be aggregated on the basis of days. The number of years in the individual's aggregate Period of Service is determined by dividing the aggregate number of days in such period by three hundred sixty-five (365).

     4. A new Supplement A is added to the Plan to read as follows effective as of June 1, 1996:

                      SUPPLEMENT A TO THE
         AMERICAN PRESIDENT COMPANIES, LTD. SMART PLAN
         SPECIAL RULES FOR "LOST" AP PLAN PARTICIPANTS


     The American President Profit-Sharing Plan (the
"AP Plan") was terminated effective June 3, 1995. In accordance with applicable rules concerning plan terminations, all of the assets of the AP Plan were distributed within approximately one year of the termination date. To complete distribution of the AP
Plan assets, the accounts of AP Plan participants who could not be located were transferred to this Plan.
Such transferred AP Plan accounts are to be treated in accordance with this Plan's provisions concerning unclaimed benefits.

     In the event that a missing participant (or beneficiary) makes a valid claim to his or her AP Plan benefit after the transfer to this Plan, such benefit shall be distributable in accordance with the terms of the AP Plan as in effect at the time of its termination, except to the extent that this Plan may provide for other distribution terms that do not reduce any legally protected benefit of such claimant.

     5. Section 1.14 of Appendix I is amended to read as follows effective as of January 1, 1993:

1.14 "Top-Paid Group" for any Plan Year means the top
     20% (in terms of Total Compensation) of all Employees of the Affiliated Group, excluding the following:

          (a)  Any Employee covered by a
          collective bargaining agreement who is
          not an Eligible Employee;

          (b)  Any Employee who is a nonresident
          alien with respect to the United States
          who receives no income with a source
          within the United States from a member
          of the Affiliated Group;

          (c)  Any Employee who has not completed
          at least 500 Hours of Service during any six-month period at the end of the Plan
          Year;

          (d)  Any Employee who normally works
          less than 172 hours per week;

          (e)  Any Employee who normally works no
          more than six months during any year;
          and

          (f)  Any Employee who has not attained
          the age of 21 at the end of the Plan
          Year.

     For purposes of this Section, "Hours of Service" means all of the following:

          (a)  Each hour for which the Employee is
          paid, or is entitled to payment, for the performance of duties as an Employee;

          (b)  Each hour for which the Employee is
          paid, or is entitled to payment, by an
          Affiliated Group member on account of a
          period of time during which the Employee performs no duties (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that not more than 501 Hours of Service shall be credited under this
          Subsection (b) to any Employee on
          account of a single continuous period
          during which such Employee does not
          perform duties;

          (c)  Each hour not otherwise described
          herein for which back pay (regardless of mitigation of damages) is awarded or agreed to by an Affiliated Group member;
          provided, however, that not more than
          501 Hours of Service shall be credited
          under this Subsection (c) to any
          Employee on account of a back-pay award
          covering a single continuous period
          during which such Employee has not, or
          would not have, performed duties; and

          (d)  Each hour not otherwise described
          herein that is recognized as an Hour of
          Service by an Affiliated Group member
          pursuant to written and
          nondiscriminatory rules, subject to such conditions and limitations as the
          Company may adopt.

     Hours of Service shall be allocated to the applicable computation period pursuant to the regulations adopted by the U.S. Department of Labor and set forth in 29 C.F.R. '' 2530.200b-2(b) and (c). The number of Hours of Service to be credited under Subsection (b) or (c) above with respect to a period during which the Employee does not perform duties shall also be determined in accordance with such regulations.

                           * * * * *

     To record this Fourth Amendment to the Plan as set forth herein, the corporation has caused its authorized officer to execute this document this 24th day of March, 1997.


                         APL Limited

                         By:  /s/ Timothy J. Windle
                         Title:  Assistant Secretary